Exhibit 16.1

Deloitte & Touche LLP
Suite 200
350 South Grand Avenue
Los Angeles, CA 90071-3462
USA

April 7, 2009	Tel: +1 213 688 0800
Securities and Exchange Commission	Fax: +1 213 688 0100
100 F Street, N.E.	www.deloitte.com
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of East West Bancorp, Inc.’s Form 8-K dated April 3, 2009 and have the following comments:

1.   We agree with the statements made in Item 4.01(a), and we agree with the disclosures.

2.   We have no basis on which to agree or disagree with the statements made in Item 4.01(b).

Yours truly,

Member of
Deloitte Touche Tohmatsu